TENTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Tenth Modification to Loan and Security Agreement (this “Modification”) is entered into by and between Spy Optic Inc., a(n) California corporation (“Borrower”) and BFI Business Finance, a California corporation (“Lender”) as of this 6th day of June, 2014, at Campbell, California.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated February 26, 2007.

B. Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date.  The terms of this Modification shall be in full force and effect upon Borrower's execution of the same and Lender's signing of the acknowledgment of receipt below.

3. Modification to Agreement.  The Agreement is hereby modified as follows:

a. The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

“Maximum Account Advance” means Eight Million and 00/100 Dollars ($8,000,000.00).

“Maximum Amount” means Eight Million and 00/100 Dollars ($8,000,000.00).

““Maximum Inventory Advance” means the lesser of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or Sixty-Five percent (65%) of the A R Borrowing Base.”

b. The following definition(s) as set forth in “Section 1.1 Definitions.” is (are) hereby partially amended and restated as set forth below (with the remainder of such definition(s) to remain unchanged):

““Borrowing Base” (b) Sixty-Five percent (65%) of the Current Market Cost of raw materials that constitute Eligible Inventory; plus Sixty-Five percent (65%) of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the “Inventory Borrowing Base”).”

4. Fee.  At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A---------- and 00/100 Dollars ($----------n/a----------).

5. Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Counterparts.  This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

7. Electronic Signature.  This Modification, or a signature page thereto intended to be attached to a copy of this Modification, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

8. Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Tenth Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance	Spy Optic Inc.
/s/ Stephen P. Darlington	/s/ James McGinty
By: Stephen P. Darlington Its: Vice President	By: James McGinty Its: CFO